EXHIBIT 10.7
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The Convertible Promissory Note represented by this document ("Note"), and the shares of Common Stock issuable upon conversion, has not been registered under the Securities Act of 1933, as amended ("Act") or applicable state securities laws, and falls within the definition of "restricted securities" as that term is defined the Rule 144 under the Act. The Note and Common Stock may not be reoffered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------

Loan: $300,000.00
Dated: June 25, 2007
New York, New York

     FOR VALUE RECEIVED, on the date hereof, the undersigned, EMPIRE MINERALS CORP. (the "Corporation") agrees and promises to pay to (the "Holder") at ATM GROUP, LLC (the "Holder"), with a place of business at 266 47th Street Brooklyn, New York 11220 or at such other place or places as the Holder may designate in writing, the principal amount of THREE HUNDRED THOUSAND Dollars ($300,000.00) ("Loan Principal"), with interest as provided, in legal tender of the United States of America, in immediately available funds, as follows:

         (a) The unpaid principal amount from time to time outstanding shall bear interest from this date until maturity in the amount of $26,000.00 ("Interest")

         (b) The entire principal amount of this Note, together with the Interest, shall be due and payable on September 21, 2007 ("Maturity Date").

         (c) The Corporation may at its option, prepay this Note in whole or in part.

     1. Events of Default; Consequences. (a) In the event of the occurrence of an "Event of Default" (as defined) the Holder may declare the entire unpaid principal balance of this Note, together with interest accrued, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived. The term "Event of Default" shall mean:

              (i) the failure to pay any principal or interest due under this within ten days after the day on which any such payment is due and demand for payment is made;

              (ii) the Corporation shall make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail to generally pay its debts as they become due; an order, judgment or decree shall be entered for relief in respect of or adjudicating the Corporation or any of its subsidiaries bankrupt or insolvent; the Corporation or any of its subsidiaries shall petition or apply to any tribunal for the appointment of, or taking of possession by, a trustee, receiver, custodian, or liquidator or other similar official of the Corporation or any subsidiary or of any substantial part of any of their respective assets; the Corporation or any of its subsidiaries shall commence any proceeding relating to the Corporation or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or any such petition or application is filed or any such proceeding is commenced



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against the Corporation or any of its subsidiaries and such petition, application or proceeding is not dismissed within 60 days; or,

              (iii) Any representation or warranty made by the Corporation herein is breached or is false or misleading in any material respect.

     (b) Any amount of principal/interest hereof which is not paid by due date, whether at stated due date, maturity, by acceleration, or otherwise, shall bear a charge of $1,500.00 per day, along with 100,000 shares of Empire's common stock per month after the first day of delinquency ("Late Charge").

     2. Conversion. (a) Commencing on the date herein, the Holder may at any time prior to 5:00 p.m., on or prior the Maturity Date, or repayment convert the Loan Principal or any portion in aggregate amounts of not less than 25% of the Loan Principal into fully paid and nonassessable shares of the Common Stock, par value $0.0001 per share, of the Corporation (the "Common Stock"), on the basis of one share of such stock for each $1.00 (the "Conversion Price") in principal amount of this Note, the converted shares to being restricted, though the same would then be subject to a piggyback registration.

         (b) Such conversion shall be effected by the surrender of this Note at the principal office of the Corporation (or such other office or agency of the Corporation in the continental United States as the Corporation may designate by notice in writing to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert a portion or all of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the "Voluntary Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by such certificate(s). As soon as practicable after the Voluntary Conversion Date, the Corporation shall deliver to, or as directed by, the Holder, certificates representing the number of shares of Common Stock issuable by reason of such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified. In each case of conversion of this Note in part only, the Corporation shall receive and hold this Note as a fiduciary agent of the Holder, shall endorse on this Note the date and amount of this Note so converted, and such amount shall be deemed no longer outstanding.

     3. Reservation of Common Stock; Etc. (a) Corporation will at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. Corporation covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.

         (b) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the Holder for any issuance tax or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.



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         (c) If any shares of Common Stock required to be reserved for purposes of conversion of this Note require, before such shares may be issued upon conversion, registration with or approval of any governmental authority under any federal or state law (other than any registration under the Securities Act of 1933, as then in effect, or any similar federal statute then in force, or any state securities law, required by reason of any transfer involved in such conversion) or listing on any domestic securities exchange, the Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved for listing or listed on such domestic securities exchange, as the case may be.

     4. Fractional Interests. Corporation shall not be required to issue any fractional shares of Common Stock on the conversion of this Note.

     5. Voting. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Corporation or any other matter, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

     6. Notices. (a) Any notice pursuant to this Note to be given or made by the Holder to or upon the Corporation shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Corporation to the Holder) as follows:

                        Empire Minerals Corp.
                        410 Park Avenue, 15th Floor
                        New York, New York 10022
                        Attention: President

         (b) Any notice pursuant to this Note to be given or made by the Corporation to or upon the Holder shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Holder to the Corporation) to the address of the Holder set forth above.

     7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, and any action regarding this Note to be venued in the County of New York, State of New York.

     8. Modification and Waiver. No modification or waiver of any provision of this Note shall in any event be effective unless the same shall be in writing signed by the parties and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

     9. Warrants: In addition to the Interest, Corporation agrees to issue to Holder common share purchase warrants of the Corporation ("Warrants"), the Warrants representing the right of Holder to purchase up to 300,000 shares of Corporation's common stock at an exercise price of $1.00 per share, for a period of two years from the execution date of this Note. The Warrant shares will be restricted, though the same will be subject to a piggyback registration.

     10. Collateral. This Note is secured by the following: (a) 600,000 shares of Corporation's common stock, the stock being restricted, though the same would then be subject to a piggyback registration; and, (ii) Corporation's interest in income generated from the operations and sales of certain identified exploration/mining leases in Panama and China, the identification and allocation as agreed between the parties and the same being subject to local laws.

     11. Fees. Corporation, from the Loan Principal and at closing, shall be responsible to pay, to those third-parties as directed by Creditor, the following incurred fees related to the financing herein: (i) Financing Fee - $12,000.00; (ii) Underwriting Fee - $5,000.00; (iii) Broker/Consultant Fee - $15,000.00; and, (iv) Creditor's Costs - $2,000.00.


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     IN WITNESS WHEREOF, Empire Minerals Corp. has caused this Convertible
Promissory Note to be signed in its name by the signature of its duly authorized representative.

                                EMPIRE MINERALS CORP.


                                By: /s/ Pinchas Althaus
                                   ---------------------------------------------
                                   Pinchas Althaus
                                   President and Chief Executive Officer





























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